UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

(a)

On May 27, 2025, Lyell Immunopharma, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of its outstanding common stock at a ratio of 1-for-20 (the “Charter Amendment”). The Charter Amendment was authorized by the stockholders of the Company at the Company’s 2025 Annual Meeting of Stockholders held on May 15, 2025. Pursuant to the Charter Amendment, effective at 5:00 p.m. Eastern Time on May 30, 2025 (the “Effective Time”), every 20 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price of all stock options and the number of shares issuable upon the exercise or vesting of all stock options and restricted stock units outstanding at the Effective Time, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise of such stock options and restricted stock units and a proportional increase in the exercise price of all such stock options, rounded up to the nearest one one-hundredth of a cent. In addition, the number of shares reserved for issuance under the Company’s 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan immediately prior to the Effective Time will be reduced proportionately, rounded down to the nearest whole share.

No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the reverse stock split results in any stockholder owning only a fractional share).

The Company’s common stock will begin trading on The Nasdaq Global Select Market on a split-adjusted basis when the market opens on June 2, 2025. The new CUSIP number for the Company’s common stock following the reverse stock split will be 55083R203.

As of May 27, 2025, there were 296,161,570 shares of common stock outstanding. Immediately following the reverse stock split, assuming no exercise of stock options or vesting of restricted stock units, there will be approximately 14,808,078 shares of common stock outstanding (subject to adjustment due to the effect of cashing out fractional shares as described above).

A copy of the Charter Amendment is filed with this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Lyell Immunopharma, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: May 28, 2025	By:	/s/ Charles Newton
Charles Newton
Chief Financial Officer